                                                                      Exhibit C

                                                                 EXECUTION COPY




================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                     among

                      UNITED DOMINION INDUSTRIES LIMITED,

                               UD DELAWARE CORP.

                                      and

                              IMO INDUSTRIES INC.



                           Dated as of June 26, 1997





================================================================================

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I.

THE OFFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 1.01  The Offer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 1.02  Note Tender Offer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         SECTION 1.03  Company Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         SECTION 1.04  Parent Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                       ARTICLE II.

THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         SECTION 2.01  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         SECTION 2.02  Effective Time; Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         SECTION 2.03  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         SECTION 2.04  Certificate of Incorporation; Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         SECTION 2.05  Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         SECTION 2.06  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         SECTION 2.07  Employee and Director Stock Options; Deferred Director
                       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


         SECTION 2.08  Surrender of Shares: Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         SECTION 2.09  Dissenting Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10


                                                       ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         SECTION 3.01  Organization and Qualification; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  10

         SECTION 3.02  Certificate of Incorporation and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         SECTION 3.03  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         SECTION 3.04  Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 3.05  No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 3.06  Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         SECTION 3.07  SEC Filings; Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         SECTION 3.08  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         SECTION 3.09  Absence of Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         SECTION 3.10  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         SECTION 3.11  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         SECTION 3.12  Offer Documents; Schedule 14D-9; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . .  18

         SECTION 3.13  Tangible Property; Real Property and Leases   . . . . . . . . . . . . . . . . . . . . . . . . .  18

         SECTION 3.14  Trademarks, Patents and Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 3.15  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 3.16  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         SECTION 3.17  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         SECTION 3.18  Insurance; Workers' Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


         SECTION 3.19  Certain Payments; Absence of Certain Business Practices   . . . . . . . . . . . . . . . . . . .  23

         SECTION 3.20  Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         SECTION 3.21  Letters of Credit, Surety Bonds, Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . .  23

         SECTION 3.22  Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


                                                       ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 4.01  Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 4.02  Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 4.03  No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 4.04  Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 4.05  Offer Documents; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                        ARTICLE V.

CONDUCT OF BUSINESS PENDING THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         SECTION 5.01  Conduct of Business by the Company Pending the Merger   . . . . . . . . . . . . . . . . . . . .  26


                                                       ARTICLE VI.

ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         SECTION 6.01  Special Stockholders' Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         SECTION 6.02  Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


         SECTION 6.03  Company Board Representation; Section 14(f)   . . . . . . . . . . . . . . . . . . . . . . . . .  29

         SECTION 6.04  Access to Information; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         SECTION 6.05  No Solicitation of Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         SECTION 6.06  Employee Benefits Matters; Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . .  31

         SECTION 6.07  Directors' and Officers' Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . .  31

         SECTION 6.08  Notification of Certain Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         SECTION 6.09  Further Action; Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 6.10  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 6.11  Confidentiality Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                                       ARTICLE VII.

CONDITIONS TO THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         SECTION 7.01  Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                                      ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         SECTION 8.01  Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         SECTION 8.02  Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 8.03  Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 8.04  Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         SECTION 8.05  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


                                                       ARTICLE IX.

GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         SECTION 9.01  Non-Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . .  39

         SECTION 9.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         SECTION 9.03  Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         SECTION 9.04  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         SECTION 9.05  Entire Agreement, Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         SECTION 9.06  Parties in Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         SECTION 9.07  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         SECTION 9.08  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         SECTION 9.09  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         SECTION 9.10  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


                           GLOSSARY OF DEFINED TERMS

                                                                                                  Location of
                                                                                                  Definitions
                                                                                                  -----------
affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(a)

Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(b)

Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.05(b)

Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Recitals

business day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(c)

Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.02

Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.08(b)

Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(b)

Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 6.04(b)

Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Consent Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Constituent Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.02

control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(d)

controlled by . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(d)

Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.04

Credit Suisse First Boston  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.03

Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.01


Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.09

Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.02

Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.16(a)

ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(a)

ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(c)

ERISA Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(b)

Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.03(b)

Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 8.03(c)

Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 8.03(a)

GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.07(b)

Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.16(a)

HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.05(b)

Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 6.07(b)

Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.04

Information Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.12

IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(a)

Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.01

Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.17

Material Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.01

Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Recital

Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.06(a)

Minimum Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.01(a)

Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(b)

1996 Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.07(c)


Note Offer to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble


Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.02(b)

Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Note Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Note Tender Offer Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.02(b)

Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Recitals

Offer Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.01(b)

Offer to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.01(b)

Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.08(a)

Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(b)

Per Share Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Recitals

person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(e)

Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.10(a)

Proposed Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.02(c)

Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.12

Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble

Purchaser's Election Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 5.01

Requisite Consent Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.02(a)

Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.06(a)

Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.06(a)

Schedule 14D-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.01(b)

Schedule 14D-9  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.03(b)


SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.01(a)

SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.07(a)

Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.07(a)

Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Recitals

Special Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 6.01

Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.07(a)

Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.01

subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 9.03(f)

Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.02(c)

Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.01

Tax or Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.15(n)

Third Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 8.03(f)

Third Party Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 8.03(f)

Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 3.04


AGREEMENT AND PLAN OF MERGER, dated as of June 26, 1997 (this "Agreement"), among UNITED DOMINION INDUSTRIES LIMITED, a corporation organized under the laws of Canada ("Parent"), UD DELAWARE CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and IMO INDUSTRIES INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                      WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

                      WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer") to acquire all the issued and outstanding shares of common stock, par value U.S. $1.00 per share, of the Company (the "Shares"), together with the associated Rights (as hereinafter defined), for U.S. $6.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller in cash, subject to withholding of taxes, if applicable, upon the terms and subject to the conditions of this Agreement and the Offer; and

                      WHEREAS, also in furtherance of such acquisition, it is proposed that, simultaneously with the Offer, Parent shall make an offer to purchase for cash (the "Note Offer to Purchase") all of the Company's 11 3/4% Senior Subordinated Notes due 2006 (the "Notes") and solicit consents ("Consents") from the holders of the Notes to amend the Indenture (as defined herein) as herein provided (the "Consent Solicitation" and collectively with the Note Offer to Purchase, the "Note Tender Offer") at a price of 120% of the principal amount of the Notes, upon the terms and subject to the conditions of this Agreement and the Note Tender Offer; and

                      WHEREAS, the Board of Directors of the Company (the "Board"), including all the disinterested directors on the Board, has unanimously approved the making of the Offer and the Note Tender Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer; and

                      WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") following the consummation of the Offer and the Note Tender Offer and upon the terms and subject to the conditions set forth herein;

                      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE OFFER

                      SECTION 1.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events or circumstances set forth in Annex A hereto shall have occurred or be existing, Purchaser agrees to, and Parent agrees to cause Purchaser to, commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the first public announcement of the execution hereof. Parent and Purchaser agree that the obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition (the "Minimum Condition") that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer, combined with the Shares already owned by Parent, Purchaser or any of their affiliates, constitute more than 80% of the then outstanding Shares at the expiration of the Offer and also shall be subject to the satisfaction of the other conditions set forth in Annex A. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that Parent and Purchaser agree that no change may be made without the consent of the Company which decreases the price per Share payable in the Offer, which changes the form of consideration to be paid in the Offer, which reduces the maximum number of Shares to be purchased in the Offer, which extends the expiration date of the Offer (except that Purchaser may extend the expiration date of the Offer (a) as required to comply with any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC") or (b) for one or more times each for an aggregate period of up to 15 days (and not to exceed 60 days from the date of commencement) for any reason other than those specified in the immediately preceding clause (a)) or which imposes conditions to the Offer in addition to those set forth in Annex A hereto. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Purchaser agrees to, and Parent agrees to cause Purchaser to, pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

                      (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Purchaser agree that Purchaser will file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer and the other Transactions (as hereinafter defined), which shall have been provided to the Company and to which the Company shall not have reasonably objected. Parent and Purchaser agree that the Schedule 14D-1 will contain or will incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                      SECTION 1.02  Note Tender Offer.    (a) Provided that
this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events or circumstances set forth in Annex B hereto shall have occurred or be existing, Parent agrees that it or its designee will commence the Note Offer to Purchase as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the first public announcement of the execution hereof. In connection with the Note Offer to Purchase, Parent intends to solicit Consents to amend Sections 4.02 (other than the first and last sentences thereof), 4.03(a) (in order to permit loans to be made to the Company by its affiliates), 4.04 (in order to eliminate the restrictions on indebtedness of the Company's foreign subsidiaries), 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.16 and 5.01(a)(iii) of the Indenture and
any other sections thereof agreed to by the Company, so that such Sections are not applicable to the Merger or following the consummation of the Note Tender
Offer or the Merger.   Parent agrees that its obligation to accept for payment
and pay for the Notes and related Consents tendered pursuant to the Note Tender Offer shall be subject to the condition that Parent receive Consents from a majority of the outstanding principal amount of the Notes (the "Requisite Consent Condition") and also shall be subject to the satisfaction of the other conditions set forth in Annex B hereto. Parent expressly reserves the right to waive any such condition, to increase the price payable for each Note and related Consent tendered in the Note Tender Offer, and to make any other changes in the terms and conditions of the Note Tender Offer; provided, however, that Parent agrees that no change may be made without the consent of the Company which decreases the price payable for each Note and related Consent tendered in the Note Tender Offer, which changes the form of consideration to be paid in the Note Tender Offer, which reduces the maximum number of Notes to be purchased in the Note Tender Offer or which imposes conditions to the Note Tender Offer in addition to those set forth in Annex B hereto. Subject to the terms and conditions of the Note Tender Offer (including, without limitation, the Requisite Consent Condition), Parent agrees to pay, as promptly as practicable after expiration of the Note Tender Offer, for all Notes and related Consents validly tendered and not withdrawn.

                      (b) Parent agrees to disseminate to the record holders of the Notes, and to the extent disclosed to Parent by the Company, the beneficial owners of the Notes (collectively, the "Noteholders"), the Note Tender Offer pursuant to the terms of an offer to purchase and consent solicitation statement, together with related letters of transmittal and similar ancillary agreements (such documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Note Tender Offer Documents"), which shall have been provided to the Company and to which the Company shall not have reasonably objected. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Note Tender Offer Documents which shall have become false or misleading, and Parent further agrees to take all steps necessary to cause the Note Tender Offer Documents as so corrected to be disseminated to holders of Notes, in each case as and to the extent required by applicable federal securities laws.

                      (c) Assuming the Requisite Consent Condition is satisfied and all other conditions to the Note Tender Offer set forth on Annex B have been satisfied or waived by Parent, the Company agrees to execute, and will use all reasonable efforts to cause the trustee under the Indenture to execute, a supplemental indenture (the "Supplemental Indenture") in order to give effect to the amendments of the Indenture contemplated in the Note Tender Offer Documents immediately following the expiration date of the Note Tender Offer; provided, however, that the proposed amendments set forth in the Supplemental Indenture (the "Proposed Amendments") will not become operative until the date Parent accepts all Notes (and related Consents) validly tendered for purchase and payment pursuant to the Note Tender Offer. In such event, the parties hereto agree that the Proposed Amendments will be deemed effective as of immediately prior to such acceptance for payment, and Parent will thereafter be obligated to make all payments for the Notes (and related Consents) so tendered.

                      (d) The Company agrees to promptly furnish Parent with mailing labels containing the names and addresses of all record holders of Notes and with security position listings of the Notes held in depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of Noteholders. The Company agrees to furnish Parent with such additional information, including, without limitation, updated listings and computer files of Noteholders, mailing labels and security position listings, and such other assistance as Parent or its agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Note Tender Offer Documents and any other documents necessary to consummate the transactions contemplated thereby, Parent shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Note Tender Offer and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in its possession.

                      SECTION 1.03 Company Action. (a) The Company hereby approves of and consents to the Offer and the Note Tender Offer and represents that (i) the Board, at a meeting duly called and held on June 25, 1997, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company, (B) approved and adopted this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and such approval constitutes approval of the foregoing for purposes of Section 203 of Delaware Law, (C) taken all action to avoid the occurrence of a "Distribution Date" or a "Triggering Event" (each as defined in the Rights Agreement referred to in Section 2.06) with respect to the Rights and (D) recommended that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and (ii) Credit Suisse First Boston Corporation ("Credit Suisse First Boston") has delivered to the Board a written opinion to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares (other than Parent, Purchaser and their affiliates) pursuant to each of the Offer and the Merger is fair to such holders of Shares from a financial point of view. Subject only to the fiduciary duties of the Board under applicable law as advised by the Company's counsel, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence. The Company represents to Purchaser that the Company has been advised by each of its directors and executive officers that they intend either to tender or cause to be tendered all Shares beneficially owned by them to Purchaser pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby.

                      (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company agrees that it will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject only to the fiduciary duties of the Board under applicable law as advised by the Company's counsel, the recommendation of the Board described in Section 1.03(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                      (c) The Company agrees to promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company agrees to furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession.

                      SECTION 1.04 Parent Action. Parent agrees that (a) Parent will cause the Company to be provided with sufficient funds immediately prior to the Purchaser's Election Date, to refinance the Company's obligations under the Credit Agreement, dated as of April 29, 1996 (the "Credit Agreement"), among the Company, Varo Inc., Warren Pumps Inc., the lenders from time to time party thereto, the issuing banks from time to time party thereto and Citicorp USA, Inc., as Agent, as amended, (b) from and after the Purchaser's Election Date, Parent will cause the Company to be provided with sufficient funds, on terms that comply with the Indenture dated as of April 15, 1996 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as Trustee, with respect to the Notes to satisfy the Company's obligations under Section 4.10 of the Indenture and (c) that such funds will be provided to the Company on terms no less favorable to the Company than those contained in the Credit Agreement.


                                  ARTICLE II.

                                   THE MERGER

                      SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to be governed by the laws of the State of Delaware.

                      SECTION 2.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger as the Company and Purchaser shall agree (the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Robinson, Bradshaw & Hinson, P.A., 1900 Independence Center, Charlotte, North Carolina 28246, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

                      SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                      SECTION 2.04 Certificate of Incorporation; Bylaws. (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such Certificate of Incorporation.

                      (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                      SECTION 2.05 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                      SECTION 2.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the Shares:

                                  (a)         Each Share, together with the
                      associated right to purchase shares of Series B Junior Participating Preferred Stock, par value $1.00 (individually, the "Right" and collectively, the "Rights"), issued pursuant to the Rights Agreement dated as of April 30, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.06(b) and Dissenting Shares (as defined in Section 2.09)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration"), payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.08, of the certificate that formerly evidenced such Share;

                                  (b)         Each Share, together with the
                      associated Right, owned by Purchaser, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                                  (c)         Each share of common stock of
                      Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value U.S. $1.00 per share, of the Surviving Corporation.

                      SECTION 2.07 Employee and Director Stock Options; Deferred Director Fees.

                                  (a)         In accordance with the terms of
                      the Company's Amended and Restated Equity Incentive Plan for Key Employees, the Company's Amended and Restated 1988 Equity Incentive Plan for Outside Directors or the Company's 1995 Equity Incentive Plan for Outside Directors (collectively, the "Stock Option Plans"), each outstanding option to purchase Shares granted under the Stock Option Plans shall, immediately prior to the Effective Time, become exercisable regardless of the vesting schedule contained in any stock option agreement or in any of the Stock Option Plans and shall be canceled at the Effective Time. In the event that any unexercised option is canceled by the Company, each holder of a canceled option shall be entitled to receive, at the Effective Time or as soon as practicable thereafter, from the Company, in consideration for the cancellation of such option, an amount (subject to any applicable withholding tax) in cash equal to the product of (i) the number of Shares previously subject to such option and
                      (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such option.

                                  (b)         At the Effective Time, the
                      Company shall pay to each individual who served as a Director of the Company prior to the Effective Time any and all deferred director fees owed to such individual.

                      SECTION 2.08  Surrender of Shares: Stock Transfer Books.
(a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a), and Parent shall cause the Purchaser to deposit with such Paying Agent an amount sufficient to pay the aggregate Merger Consideration. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively.

                      (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying Agent). Upon surrender to the Paying Agent of a Certificate (or, with respect to uncertificated Shares, such other evidence of record ownership as is required by the Paying Agent), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate (or uncertificated Share, as the case may be) shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate (or uncertificated Share, as the case may be), and such Certificate (or uncertificated Share, as the case may
be) shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate (or uncertificated Share, as the case may be) for the benefit of the holder of such Certificate (or uncertificated Share, as the case may be). If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate (or uncertificated Share, as the case may be) is registered on the stock transfer books of the Company, it shall be a condition of payment to the holder of a Certificate that it be endorsed properly or, with respect to Certificates and uncertificated Shares, otherwise be in proper form for transfer and that, with respect to Certificates and uncertificated Shares, the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                      (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying Agent). Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                      (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                      SECTION 2.09            Dissenting Shares.
Notwithstanding any other provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of Delaware Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such Shares under Delaware Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.08, of the Certificate or Certificates (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying Agent) that, immediately prior to the Effective Time, evidenced such Shares.


                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                      The Company hereby represents and warrants to Parent and Purchaser that:

                      SECTION 3.01 Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in
Section 3.01 of the Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to Parent (the "Disclosure Schedule"). Except as disclosed in such Section 3.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. The term "Material Subsidiaries" means the Subsidiaries identified as Material Subsidiaries in Section 3.01 of the Disclosure Schedule. The Subsidiaries that are not Material Subsidiaries are not, individually and in the aggregate, material to the business, operations or financial condition of the Company and all of the Subsidiaries taken as a whole and do not, individually and in the aggregate, have any material assets or liabilities (including contingent liabilities) when considered in relation to the Company and all of the Subsidiaries taken as a whole.

                      SECTION 3.02 Certificate of Incorporation and Bylaws. The Company has heretofore furnished or made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date (the "Constituent Documents"), of the Company and each Material Subsidiary. The Constituent Documents of the Company and its Material Subsidiaries are in full force and effect. Neither the Company nor any Material Subsidiary is in violation of any provision of its Constituent Documents.

                      SECTION 3.03 Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock (none of which is issued and outstanding) and 25,000,000 Shares. As of June 24, 1997,
(i) 17,126,609 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Shares are held by the Subsidiaries, and (iii) 2,882,657 Shares are reserved for issuance pursuant to grants or awards under the Stock Option Plans. Except as set forth in this
Section 3.03 or Section 3.03 of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Material Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Material Subsidiary. Section 3.03 of the Disclosure Schedule sets forth a list, as of the date hereof, of the names of each person holding options under the Stock Option Plans, and the number of shares purchasable under, the exercise price of such options and date such options were granted. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock of each Material Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 3.03 of the Disclosure Schedule, each such share owned by the Company or another Subsidiary is owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

                      SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the Merger, the Offer and the Note Tender Offer (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law, the filing of the Certificate of Merger and, with respect to the execution of the Supplemental Indenture, the satisfaction of the Requisite Consent Condition). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                      SECTION 3.05  No Conflict; Required Filings and Consents.
(a) Except as set forth in Section 3.05(a) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Constituent Documents of the Company or any Material Subsidiary,
(ii) assuming that required filings under the HSR Act (as hereinafter defined) are made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or any Material Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or any property or asset of the Company or any Material Subsidiary is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                      (b) Except as set forth in Section 3.05(b) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the Foreign Ownership, Control and Influence regulations of the U.S. Department of Defense and filing of the Certificate of Merger pursuant to Delaware Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                      SECTION 3.06 Compliance.  Except as set forth in Section
3.06 of the Disclosure Schedule, neither the Company nor any Subsidiary is in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                      SECTION 3.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1994, and has heretofore delivered or made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, respectively, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1994 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 1994 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed (or at the effective date thereof with respect to registration statements under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position, results of operations and changes in stockholders equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

                      (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1996 including the notes thereto (the "1996 Balance Sheet"), in
Section 3.07 of the Disclosure Schedule or in any SEC Report filed by the Company after December 31, 1996, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1996.

                      (d) The Company has heretofore furnished or made available to Parent complete and correct copies of all amendments and modifications (if any) that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

                      SECTION 3.08  Absence of Certain Changes or Events.
Since December 31, 1996, except as set forth in Section 3.08 of the Disclosure Schedule or as contemplated by this Agreement or disclosed in any SEC Report filed since December 31, 1996 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1996, there has not been (i) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (v) any failure by the Company to revalue any asset in accordance with GAAP, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole,

(vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, or (ix) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having, individually or in the aggregate, a Material Adverse Effect.

                      SECTION 3.09 Absence of Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, (a) there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, would have a Material Adverse Effect or (ii) seeks to, or is reasonably likely to, delay or prevent the consummation of any Transaction and (b) as of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

                      SECTION 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Disclosure Schedule contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement or severance plans, programs or policies, and all employment, termination or severance contracts to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (collectively, the "Plans") and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan were terminated, or under
Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA. Except as set forth in
Section 3.10(a) of the Disclosure Schedule, no Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA and no Plan is subject to Part IV of ERISA. The Company has previously furnished or made available to Parent a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each Plan, including, without limitation, to the extent applicable (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Except as set forth in Section 3.10(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has made a general written announcement or entered into an agreement (i) to create or adopt a new benefit plan or (ii) except in the ordinary course of business consistent with past practice or as required by applicable law, to amend any Plan.

                      (b) All Plans subject to Parts 2, 3 and 4 of Subtitle A, Title I of ERISA, other than "multiemployer plans" ("Multiemployer Plans"), within the meaning of Section 3(37) of ERISA (the "ERISA Plans"), are in compliance with ERISA, except for such non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule, each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a favorable determination letter from the IRS, and there are no circumstances likely to result in revocation of any such favorable determination letter which would have, individually or in the aggregate, a Material Adverse Effect. There is no litigation pending or, to the knowledge of the Company, threatened relating to the ERISA Plans which would have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date thereof, insofar as may be reasonably foreseen, is likely to subject the Company or any of the Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would have, individually or in the aggregate, a Material Adverse Effect.

                      (c) Neither the Company nor any of the Subsidiaries has any outstanding liability under Subtitle C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of the Subsidiaries presently contributes to a Multiemployer Plan, nor has it contributed to a Multiemployer Plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived, has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof.

                      (d) All contributions required to be made under the terms of any ERISA Plan have been timely made, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect. No Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of

ERISA. Neither the Company nor any of the Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                      (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the present value of all accrued "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions and methods contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan.

                      (f) Except as set forth in Section 3.10(f) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has any obligation for retiree health and life benefits under any ERISA Plan.

                      (g) Except as set forth in Section 3.10(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment of severance or unemployment compensation becoming due to any director or any employee of the Company or any of the Subsidiaries under any Plan or otherwise from the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                      (h) Except as disclosed in Section 3.10(h) of the Disclosure Schedule, the Company and the Material Subsidiaries do not have any unfunded liabilities under pension, retirement or other employee benefit plans, programs or arrangements maintained outside the United States by the Company or any of the Material Subsidiaries for the employees thereof, the payment of which by the Company or such Material Subsidiary, individually or in the aggregate, would have a Material Adverse Effect.

                      SECTION 3.11  Labor Matters.  Except as set forth in
Section 3.11(a) of the Disclosure Schedule and except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary. Section 3.11(b) of the Disclosure Schedule sets forth each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any domestic Subsidiary and any other material collective bargaining agreement or labor contract applicable to persons employed by any foreign Subsidiary. To the knowledge of the Company, there are no activities or proceedings of any labor union to organize any employees of the Company or any Subsidiary.

                      SECTION 3.12 Offer Documents; Schedule 14D-9; Proxy Statement. None of the Schedule 14D-9, the information supplied by the Company for inclusion in the Offer Documents or the Note Tender Offer Documents or the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") shall, at the respective times the Schedule 14D-9, the Offer Documents, the Note Tender Offer Documents, the Information Statement or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The proxy statement to be sent to the stockholders of the Company in connection with the Special Stockholders' Meeting (as defined in Section 6.01 hereof) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") shall not, at the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Special Stockholders' Meeting and the Effective Time, and, with respect to the Information Statement at the time Shares are accepted for payment in the Offer and with respect to the Note Tender Offer at the time the Notes (and related Consents) are accepted for payment in the Note Tender Offer, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or, with respect to the Proxy Statement, necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Purchaser or any of their representatives which is contained in any of the foregoing documents or the Offer Documents or the Note Tender Offer Documents. The
Schedule 14D-9, the Information Statement and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

                      SECTION 3.13 Tangible Property; Real Property and Leases. (a) The Company and the Subsidiaries have sufficient title to all their tangible properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

                      (b) No parcel of real property owned or leased by the Company is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                      (c) All leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring rental payments in excess of U.S. $100,000 during the period of the lease and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except as, individually or in the aggregate, would not have a Material Adverse Effect or as set forth in Section
3.13 of the Disclosure Schedule.

                      SECTION 3.14 Trademarks, Patents and Copyrights. Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as conducted since December 31, 1996, as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Material Adverse Effect. Section 3.14(b) of the Disclosure Schedule lists each material patent owned by the Company or any Subsidiary and specifies the number and date of each such patent. Section 3.14(c) of the Disclosure Schedule lists each agreement pursuant to which a material patent is licensed to the Company or any Material Subsidiary as licensee for use in the business of the Company and the Subsidiaries as currently conducted. The conduct of the business of the Company and the Subsidiaries as conducted since December 31, 1996, as currently conducted and as contemplated to be conducted did not, does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party except for conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

                      SECTION 3.15 Taxes. Except as set forth in Section 3.15 of the Disclosure Schedule or as otherwise previously disclosed to Parent:

                      (a) The Company and the Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) or combined or unitary group of which the Company or any Subsidiary is or has been a member, has timely filed all federal income Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes (as defined below) due and payable by the Company and the Subsidiaries have been timely paid. The most recent consolidated financial statements contained in the SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                      (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, no waivers of the time to assess any Taxes are outstanding, and no power of attorney granted by the Company or any Subsidiary with respect to any Taxes is currently in force. No material issues relating to Taxes have been raised in writing (or, in the case of the presently pending Federal income tax audit of the Company and the Subsidiaries, verbally to the knowledge of the Company's Vice President of Taxes) by any governmental authority during any presently pending audit or examination.

                      (c) There are no material liens or encumbrances for Taxes on any of the assets of the Company or the Subsidiaries (other than for current taxes not yet due and payable).

                      (d) The Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                      (e) None of the Company or the Subsidiaries has filed a consent under Section 341(f) of the Code.

                      (f) None of the Company or the Subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Section 280G of the Code.

                      (g) Neither the Company nor, since the date of its acquisition by the Company, any Material Subsidiary is a party to any tax allocation, tax sharing agreement, any closing agreement or similar agreement relating to Taxes with any taxing authority of the Company.

                      (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has received a written notice of any pending audit or proceeding.

                      (i) Neither the Company nor, since the date of its acquisition by the Company, any Material Subsidiary has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

                      (j) To the knowledge of the Company, no property owned by the Company or any Subsidiary (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; or (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(1) of the Code.

                      (k) The Company has not been (and will not be) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the 5-year period ending on the consummation of the Offer.

                      (l) To the knowledge of the Company, neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                      (m) The Company estimates that, to its knowledge, the fair market value of the assets of the Company and the Subsidiaries, in the aggregate, is more than the aggregate adjusted basis of such assets, determined as of the date of this Agreement.

                      (n) For purpose of this Agreement, (A) the terms "Tax" or "Taxes" shall mean all taxes, fees, duties, tariffs, levies, imposts, or other charges of any kind (together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto), including, without limitation, taxes or other charges on or with respect to income, franchise, gross receipts, property, sales, use, profits, capital stock, payroll, employment, social security, workers compensation, unemployment compensation or net worth, taxes or charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license registration and documentation fees; and customs duties, tariffs and similar charges of any kind whatsoever, and (B) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority with respect to Taxes.

                      SECTION 3.16 Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined as hazardous in or regulated as hazardous under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) any asbestos or asbestos- containing material, petroleum and petroleum products, including crude oil and any fractions thereof, natural gas, natural gas liquids, synthetic gas, polychlorinated biphenyls or radon; or (C) any substance with respect to which a federal, state or local environmental agency requires environmental investigation, monitoring, reporting or remediation; and
(ii) "Environmental Law" means any applicable federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment.

                      (b) Except as described in Section 3.16 of the Disclosure Schedule: (i) the Company and each Subsidiary is in compliance with all applicable Environmental Laws, except for noncompliances that individually or in the aggregate would not have a Material Adverse Effect; (ii) the Company and each Subsidiary have obtained all permits, licenses and other material governmental authorizations required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except for failures to obtain or noncompliance that individually or in the aggregate would not have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law that individually or in the aggregate would have a Material Adverse Effect; and (iv) there is no environmental condition on any of the properties currently or, to the knowledge of the Company, formerly owned or leased by the Company or any Subsidiary that individually or in the aggregate would have a Material Adverse Effect.

                      SECTION 3.17 Material Contracts. The SEC Reports reflect each contract or agreement to which the Company or any of the Material Subsidiaries is a party not made in the ordinary course of business which is material to the Company and its Subsidiaries, taken as a whole, and that is to be performed in whole or part after the date hereof (a "Material Contract").
No condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or any Material Subsidiary or to the knowledge of the Company, any third party under such Material Contracts. The Company or the applicable Material Subsidiary has duly complied in all material respects with the provision of each Material Contract to which it is a party.

                      SECTION 3.18  Insurance; Workers' Compensation.

                      (a) Section 3.18 of the Disclosure Schedule sets forth a true, complete and accurate list of each currently effective material insurance policy issued in favor of the Company and each Material Subsidiary, setting forth the identity of the respective insurance carriers and a description of the policy. All premiums due and payable in respect of such policies have been paid, such policies are in full force and effect and free from any right granted by Company of termination on the part of the insurance carriers, except as provided in the respective policies. Schedule 3.18 of the Disclosure Schedule sets forth a description, indicating dates and nature of claims, of the workers' compensation experience as of March 31, 1997 of the Company and each domestic Material Subsidiary since December 31, 1994, or since the dates of their respective acquisition if later than December 31, 1994 in the case of the Material Subsidiaries.

                      (b) Neither the Company nor any Material Subsidiary has received any notice of cancellation with respect to any of its insurance policies, and, within the three years preceding the date hereof, neither the Company nor any Material Subsidiary has been refused any insurance coverage sought or applied for, in each case where such cancellation or refusal, individually or in the aggregate, would have a Material Adverse Effect.

                      SECTION 3.19 Certain Payments; Absence of Certain Business Practices. To the knowledge of the Company, except as set forth in
Section 3.19 of the Disclosure Schedule, no employee or agent of the Company or any Subsidiary, nor any other person acting on behalf of Company or any Subsidiary, has within the past five years violated the Foreign Corrupt Practices Act or made or caused to be made any payments to government officials in violation of the laws of the United States or any other jurisdiction and, as of the date hereof, neither the IRS nor any other federal, state, local or foreign government agency or entity has notified the Company or any Subsidiary of any pending or threatened investigation of any payment made by or on behalf of the Company or any Subsidiary of, or alleged to be of, the type described in the immediately preceding sentence.

                      SECTION 3.20 Licenses and Permits. The Company and each Material Subsidiary have obtained all governmental licenses and permits necessary to conduct their respective businesses in accordance with past practice, except for failures that, individually or in the aggregate, would not have a Material Adverse Effect. Such licenses and permits are valid and in full force and effect, and no such licenses or permits will be terminated or materially impaired or become terminable as a result of the Transactions, except for those that, individually or in the aggregate, would not have a Material Adverse Effect.

                      SECTION 3.21 Letters of Credit, Surety Bonds, Guarantees. Section 3.21 of the Disclosure Schedule lists, as of the date hereof, all letters of credit, performance or payment bonds, guaranty arrangements and surety bonds of any nature involving amounts in excess of $100,000 relating to the Company or any Subsidiary.

                      SECTION 3.22 Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Credit Suisse First Boston pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                  ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                      Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

                      SECTION 4.01 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Parent and Purchaser and their respective subsidiaries, taken as a whole.

                      SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

                      SECTION 4.03  No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not,
(i) conflict with or violate the Articles of Incorporation or Bylaws (or equivalent documents) of either Parent or Purchaser, (ii) assuming that required filings under the HSR Act are made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Parent or Purchaser and their respective subsidiaries, taken as a whole.

                      (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and the filing of the Certificate of Merger as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

                      SECTION 4.04 Financing. Parent has, or has commitments to obtain, sufficient funds to permit Purchaser (i) to acquire all the outstanding Shares in the Offer and the Merger and (ii) to acquire all of the Notes (and obtain all of the related Consents) in the Note Tender Offer, written evidence of which has been provided to the Company.

                      SECTION 4.05 Offer Documents; Proxy Statement. Neither the Offer Documents nor the Note Tender Offer Documents will, at the time such documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Schedule 14D-9, the Information Statement or the Proxy Statement will not, on the date such document (or any amendment or supplement thereto) is first mailed to stockholders of the Company, with respect to the Information Statement, at the time Shares are accepted for payment in the Offer and with respect to the Note Tender Offer Documents, at the time the Notes (and related Consents) are accepted for payment in the Note Tender Offer, and with respect to the Proxy Statement at the time of the Special Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents or the Note Tender Offer Documents. The Offer Documents and the Note Tender Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.


                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

                      SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the election or appointment of Purchaser's designees to the Board pursuant to Section 6.03 upon the purchase by Purchaser of any Shares pursuant to the Offer (the "Purchaser's Election Date"), unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations.
By way of amplification and not limitation, except as contemplated by this Agreement or by Section 5.01 of the Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Purchaser's Election Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of
Parent:

                                  (a)         amend or otherwise change its
                      Constituent Documents;

                                  (b)         issue, sell, pledge, dispose of,
                      grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of a maximum of 2,000,000 Shares issuable pursuant to employee stock options outstanding on the date hereof and including up to 1,250 restricted Shares per quarter issuable to outside directors in accordance with past practice pursuant to the Stock Option Plans) or (ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

                                  (c)         declare, set aside, make or pay
                      any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for such declarations, set asides dividends and other distributions made by any Subsidiary to the Company;

                                  (d)         reclassify, combine, split,
                      subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                                  (e)         (i) acquire (including, without
                      limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets other than in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, pledge in respect of or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into any contract or agreement, other than any contract or agreement entered into in the ordinary course of business consistent with past practice and which requires payments by the Company or the Subsidiaries in an aggregate amount of less than U.S. $250,000; (iv) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract, except in the ordinary course of business consistent with past practice; or (v) authorize any single capital expenditure (excluding software development activity) which is in excess of U.S. $500,000 or capital expenditures which are, in the aggregate, in excess of U.S. $2,500,000 for the Company and the Subsidiaries taken as a whole;

                                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiary (other than in connection with hiring and terminating employees in the ordinary course of the Company's business), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or circulate to any employee any details of any proposal to adopt or amend any such plan;

                                  (g)         take any action, other than
                      reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                                  (h) make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                                  (i)         pay, discharge or satisfy any
                      claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 or subsequently incurred in the ordinary course of business consistent with past practice; or

                                  (j) settle or comprise any pending or threatened suit, action or claim that is material or which relates to any of the Transactions; or

                                  (k) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing.


                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

                      SECTION 6.01 Special Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and its Constituent Documents, unless not required under applicable "short-form" merger provisions of Delaware Law, (i) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Special Stockholders' Meeting") and (ii) subject to its fiduciary duties under applicable law as advised by independent counsel, (A) include in the Proxy Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions, including, without limitation, the Merger and (B) use all reasonable efforts to obtain such approval and adoption. At the Special Stockholders' Meeting (or by consent if a stockholders meeting is not required), Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions, including, without limitation, the Merger.

                      SECTION 6.02 Proxy Statement. As soon as practicable following consummation of the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, unless the Special Stockholders' Meeting is not required under applicable "short-form" merger provisions of Delaware Law, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the

Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Special Stockholders' Meeting at the earliest practicable time.

                      SECTION 6.03 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser at such time bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use all reasonable efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board with respect to (i) each committee of the Board (some of whom may be required to be independent as required by applicable law or requirements of the New York Stock Exchange), (ii) each board of directors of each Subsidiary and
(iii) each committee of each such board, in each case only to the extent permitted by applicable law. Notwithstanding the foregoing, until the time Purchaser acquires a majority of the then outstanding Shares on a fully diluted basis, the Company shall use all reasonable efforts to ensure that all the members of the Board and each committee of the Board and such boards and committees of the Subsidiaries as of the date hereof who are not employees of the Company shall remain members of the Board and of such boards and committees.

                      (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
6.03 and shall include the Information Statement containing such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 as an annex to the Schedule 14D-9 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                      (c) Following the election or appointment of designees of Purchaser pursuant to this Section 6.03, prior to the Effective Time, any amendment of this Agreement or the Constituent

Documents of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company or if no such directors are then in office, no such amendment, termination, extension or waiver shall be effected which is materially adverse to the holders of Shares (other than Parent and its subsidiaries).

                      SECTION 6.04  Access to Information; Confidentiality.
(a) From the date hereof to the consummation of the Offer, the Company shall, and shall cause the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

                      (b) Parent agrees that all information obtained by Parent or Purchaser pursuant to this Section 6.04 shall be kept confidential, by Purchaser, by Parent and by any other party which is to be afforded access pursuant to Section 6.04(a), in accordance with the confidentiality agreement, dated April 25, 1997 (the "Confidentiality Agreement"), between Parent and the Company.

                      SECTION 6.05 No Solicitation of Transactions. Neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any Material Subsidiary or any business combination with the Company or any Material Subsidiary or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing and the Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing or any other provision hereof, nothing shall prohibit the Board from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal in writing by such person to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company or any of its Subsidiaries, if, and only to the extent that, (i) the Board, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board to comply with its fiduciary duties to stockholders imposed by

Delaware Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person the Company uses its reasonable efforts to obtain from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or, subject to the fiduciary duties of the Board, standstill agreement to which the Company is or may become a party.

                      SECTION 6.06 Employee Benefits Matters; Employment Agreements. Annex C hereto sets forth certain agreements among the parties hereto with respect to the Plans and other employee benefits matters.

                      SECTION 6.07 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article XIII of the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification shall be required by law. From and after the Purchaser's Election Date, the Company shall not amend, repeal or otherwise modify the indemnification and advancement of expenses provisions of Article XIII of the Bylaws of the Company or the indemnification or advancement of expenses provisions in the Constituent Documents of any of the Subsidiaries in any manner that would adversely affect the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of the Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by law.

                      (b) The Company shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, and, with respect to Indemnified Parties who are or were directors or officers of the Company, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware Law). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company, Parent or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, Parent or the Surviving Corporation, promptly after statements therefor are received (subject to the provision of an undertaking as set forth in the prior sentence, if applicable) and (ii) the Company, Parent and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company, Parent nor the Surviving Corporation (i) shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); or (ii) shall be obligated pursuant to this Section 6.07(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

                      (c) The Company shall maintain in effect from and after the date of this Agreement and to and including the Effective Time, and Parent shall cause the Surviving Corporation from the Effective Time until six years thereafter to maintain in effect, insurance coverage, if available, equivalent to that provided by the directors' and officers' liability insurance policies currently maintained by the Company with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable; and provided further that, in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance (which annual premiums the Company represents to be approximately $300,000).

                      (d) In the event the Company, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.07.

                      SECTION 6.08 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which causes any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                      SECTION 6.09 Further Action; Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and
(ii) use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using all reasonable efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer, the Note Tender Offer and the Merger and (iii) except as contemplated by this Agreement, use all reasonable efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Parent and the Company shall use all reasonable efforts to take all such action.

                      SECTION 6.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or foreign securities exchange to which Parent or the Company is a party.

                      SECTION 6.11 Confidentiality Agreement. Assuming the Minimum Condition has been satisfied, upon the acceptance for payment of Shares pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

                      SECTION 7.01 Conditions to the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                                  (a)         Stockholder Approval.  This
                      Agreement and the Transactions, including, without limitation, the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company (unless the vote of the stockholders is not required by Delaware Law);

                                  (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                                  (c)         No Order.  No foreign, United
                      States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them or the consummation of the Merger illegal under applicable law or otherwise restricting, preventing or prohibiting under applicable law consummation of the Transactions;

                                  (d)         Offer.  Purchaser or its
                      permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that neither Parent nor Purchaser shall be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer; and

                                  (e)         Note Tender Offer.  The
                      Supplemental Indenture shall have been entered into and Parent or its permitted assignee shall have purchased all Notes validly tendered and not withdrawn pursuant to the Note Tender Offer; provided, however, that Parent shall not be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Note Tender Offer, Parent fails to purchase any Notes validly tendered and not withdrawn pursuant to the Note Tender Offer.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

                      SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

                                  (a)         By mutual written consent duly
                      authorized by the Boards of Directors of Parent, Purchaser and the Company prior to Purchaser's Election Date; or

                                  (b)         By Parent, Purchaser or the
                      Company if (i) the Effective Time shall not have occurred on or before December 31, 1997; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any court of competent jurisdiction in the United States or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                                  (c)         By Parent if (i) due to an
                      occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A or Annex B hereto, as applicable, Purchaser shall have (A) failed to commence the Offer within five business days following the date of public announcement of the execution of this Agreement, (B) failed to commence the Note Tender Offer within 10 business days following the date of public announcement of the execution of this Agreement, (C) terminated the Offer or the Note Tender Offer without having accepted any Shares or Notes (and without having obtained related Consents), as the case may be, for payment thereunder or (D) failed to pay for Shares or Notes (and obtain related Consents) pursuant to the Offer or the Note Tender Offer, as the case may be, within 90 days following the commencement thereof; unless such action or inaction under (A), (B), (C) or (D) shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer or the Notes pursuant to the Note Tender Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other Transaction or shall have recommended another merger, consolidation, business combination with, or acquisition of, the

                      Company or its assets or another tender offer or exchange offer for Shares, or shall have resolved to do any of the foregoing; or

                                  (d)         By the Company, upon approval of
                      the Board if (i) Purchaser shall have (A) failed to commence the Offer within five business days following the date of public announcement of the execution of this Agreement, (B) failed to commence the Note Tender Offer within 10 business days following the date of public announcement of the execution of this Agreement, (C) terminated the Offer or the Note Tender Offer without having accepted any Shares or Notes (and without having obtained related Consents), as the case may be, for payment thereunder or (D) failed to pay for Shares pursuant to the Offer or the Notes (and obtain related Consents) pursuant to the Note Tender Offer within 90 days following the commencement thereof, unless such action or inaction under (A), (B), (C) or (D) shall have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer or the Notes pursuant to the Note Tender Offer, the Board shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other Transaction in order to approve the execution by the Company of a definitive agreement providing for the acquisition of the Company or any of its assets by a sale, merger or other business combination or in order to approve a tender offer or exchange offer for Shares by a third party, in either case, as the Board determines in good faith that such action is required for the Board to comply with its fiduciary duties to stockholders, after consultation with its independent legal counsel and financial advisers, and is on terms more favorable to the Company's stockholders than the Offer and the Merger taken together; provided, however, that such termination under this clause (ii) shall not be effective until the Company has made payment to Parent of the Fee (as hereinafter defined) required to be paid pursuant to Section 8.03(a)(iv) and has deposited with a mutually acceptable escrow agent $2.0 million for reimbursement of Expenses (as hereinafter defined).

                      SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Sections 8.03 and 9.01, and nothing herein shall relieve any party from liability for any breach hereof.

                      SECTION 8.03  Fees and Expenses.  (a) In the event that

                                        (i)  any person (including, without
                      limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of more than 20% of the then outstanding Shares, this Agreement shall have been terminated pursuant to Section 8.01 (other than pursuant to Section 8.01(c)(ii) or

                      8.01(d)(ii)) and within 12 months of such termination a Third Party Acquisition (as defined hereinafter) shall occur; or

                                        (ii)  any person shall have commenced,
                      publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for 25% or more of the then outstanding Shares (or which, assuming the maximum amount of securities that could be purchased, would result in any person beneficially owning 25% or more of the then outstanding Shares) or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for per Share consideration having a value greater than the Per Share Amount and (w) the Offer shall have remained open for at least 20 business days, (x) the Minimum Condition shall not have been satisfied, (y) this Agreement shall have been terminated pursuant to Section 8.01 (and other than pursuant to Section 8.01(c)(ii) or 8.01(d)(ii)) and (z) within 12 months of such termination a Third Party Acquisition shall occur; or

                                        (iii)  if the Minimum Condition or the
                      Requisite Consent Condition shall not have been satisfied on or prior to the date that is 60 days from the date of commencment of the Offer, Parent desires to extend the Offer beyond such 60 day period but the Company declines to consent to such extension pursuant to Section 1.01, this Agreement is terminated pursuant to Section 8.01 (and other than pursuant to Section 8.01(c)(ii) or 8.01(d)(ii)) and within 12 months of such termination a Third Party Acquisition shall occur; or

                                        (iv)  this Agreement is terminated
                      pursuant to Section 8.01(c)(ii) or 8.01(d)(ii)

then, in any such event, provided that neither Parent nor Purchaser is in material breach of its obligations under this Agreement, the Company shall pay Parent promptly (but in no event later than one business day after (a) the consummation of the Third Party Acquisition, with respect to the events described in clauses (i), (ii) or (iii), or (b) such termination with respect to clause (iv)) a fee of U.S. $8 million (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses.

                      (b) Provided that neither Parent nor Purchaser is in material breach of its obligations under this Agreement and Parent is not entitled to the Fee pursuant to Section 8.03(a), if (i) this Agreement is terminated pursuant to Section 8.01(c) due to the occurrence of the condition set forth in paragraph (g) of Annex A or (ii) this Agreement is terminated pursuant to Section 8.01(c) because of the occurrence of the condition set forth in paragraph (f) of Annex A and such occurrence results from the failure of the representations and warranties of the Company in this Agreement to be true and correct in accordance with their respective terms, then, in either case (i) or (ii), the Company shall promptly reimburse Parent and Purchaser for all Expenses.

                      (c) "Expenses" means all reasonable out-of-pocket expenses and fees up to U.S. $2 million in the aggregate (including, without limitation, reasonable fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions and all reasonable fees of counsel, accountants, experts and consultants to Parent and Purchaser, and all printing and advertising expenses) actually incurred by either of them or on their behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred by banks, investment banking firms, other financial institutions and other persons and assumed by Parent and Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto.

                      (d) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                      (e) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the reasonable costs and expenses actually incurred by Parent and Purchaser (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this
Section 8.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a per annum rate equal to the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time, in the City of New York, as such bank's prime rate plus 1%.

                      (f) "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, consolidation or other business combination transaction by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party");
(ii) the acquisition by any Third Party of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares whether by tender offer, exchange offer or otherwise; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of 50% or more of the outstanding Shares.

                      SECTION 8.04 Amendment. Subject to the limitations set forth in Section 6.03(c), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                      SECTION 8.05 Waiver. Subject to the limitations set forth in Section 6.03(c), at any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE IX.

                               GENERAL PROVISIONS

                      SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles II and IX and Section 6.07 shall survive the Effective Time indefinitely and those set forth in Sections 6.04(b), 8.03 and
Article IX shall survive termination indefinitely.

                      SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                      if to Parent or Purchaser:

                             United Dominion Industries Limited
                             2300 One First Union Center
                             301 South College Street
                             Charlotte, North Carolina 28202-6039
                             Telecopy No.: 704-347-6915
                             Attn: Richard L. Magee, Esq.

                      with a copy to:

                             Robinson, Bradshaw & Hinson, P.A.
                             1900 Independence Center
                             Charlotte, North Carolina 28246
                             Telecopy No.: 704-378-4000
                             Attn: Stephen M. Lynch, Esq.

                      if to the Company:

                             Imo Industries Inc.
                             1009 Lenox Drive
                             Lawrenceville, New Jersey 08648-0550
                             Telecopy No.: 609-896-7633
                             Attn: Thomas J. Bird, Esq.

                      with a copy to:

                             Weil, Gotshal and Manges LLP
                             767 Fifth Avenue
                             New York, New York 10153
                             Telecopy No.: 212-310-8007
                             Attn: Ronald F. Daitz, Esq.


                      SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:


                      (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                      (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares
(i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or
(B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                      (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                      (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                      (e) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                      (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                      SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                      SECTION 9.05 Entire Agreement, Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                      SECTION 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                      SECTION 9.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                      SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                      SECTION 9.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                      SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                      IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           UNITED DOMINION INDUSTRIES LIMITED



                                           By:     /s/ Richard A. Bearse
                                                   ----------------------------
                                                   Name:  Richard A. Bearse
                                                   Title:  Sr. Vice President



                                           By:     /s/ Richard L. Magee
                                                   ----------------------------
                                                   Name:  Richard L. Magee
                                                   Title:  Vice President


                                           UD DELAWARE CORP.


                                           By:     /s/ Richard A. Bearse
                                                   ----------------------------
                                                   Name:  Richard A. Bearse
                                                   Title:  Sr. Vice President


                                           By:     /s/ Richard L. Magee
                                                   ----------------------------
                                                   Name:  Richard L. Magee
                                                   Title:  Vice President


                                           IMO INDUSTRIES INC.


                                           By:     /s/ Donald K. Farrar
                                                   ----------------------------
                                                   Name:  Donald K. Farrar
                                                   Title:  Chairman of the
                                                            Board, President
                                                            and Chief Executive
                                                            Officer

                                                                         ANNEX A


                            CONDITIONS TO THE OFFER


         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) the Note Tender Offer shall have been terminated in accordance with the terms of Annex B hereto, (iii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iv) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

                 (a) there shall have been instituted or be pending any action or proceeding brought by any governmental, administrative or regulatory authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent pursuant to the Offer or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company or Parent of all or any material portion of its business or to compel the Company or Parent to dispose of or hold separate all or any material portion of its business as a result of the Transactions;
         (iii) seeking to impose or confirm limitations on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; or (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; provided that Parent shall have used all reasonable efforts to cause any such action or proceeding described in this paragraph (a) to be dismissed or withdrawn;

                 (b) there shall have been issued any injunction, order or decree by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, resulting from any action or proceeding brought by any person other than any governmental, administrative or regulatory authority or agency, domestic or foreign, that (i) restrains or prohibits the making of the Offer or the consummation of any other Transaction; (ii) prohibits or limits ownership or operation by the Company or Parent of all or any material portion of its business or assets or compels the Company or Parent to dispose of or hold separate all or any material portion of its business or assets, in each case as a result of the Transactions; (iii) imposes limitations on the ability of Parent or Purchaser to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions or (iv) requires divestiture by Parent or Purchaser of any Shares; provided that Parent shall have used all reasonable efforts to cause any such injunction, order or decree described in this paragraph (b) to be vacated or lifted;

                 (c) there shall have been any action taken, or any statute, rule, regulation, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, in the case of both (i) and (ii) other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, in each case that results in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above; provided that Parent shall have used all reasonable efforts to cause any such action, order or injunction described in this paragraph (c) to be vacated or lifted;

                 (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities of (x) the Company on the New York Stock Exchange or (y) Parent on any of The Toronto Stock Exchange, The Montreal Exchange or the New York Stock Exchange, (ii) any decline, measured from the date hereof, in the Standard & Poor's 500 Index by an amount in excess of 30%, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

                 (e) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Agreement or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

                 (f)      (i)     any representation or warranty of the Company
         in the Agreement shall not be true and correct; or

                          (ii) there shall have occurred, since the date of the Agreement, a change in the business, operations, financial condition, assets or liabilities of the Company or any Subsidiary with the effect that such failure of any such representation or warranty to be true and correct or such change, when taken together with all other such failures of such representations and warranties to be true and correct (both favorable and adverse) and all other such changes (both favorable and adverse), in the aggregate would have, a Material Adverse Effect; provided, however that, for the purpose of the foregoing condition, in determining whether any such representation or warranty is true or correct, any qualification as to materiality or Material Adverse Effect contained in any such representation and warranty shall be deemed not to apply;

                 (g) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Agreement;

                 (h) the Agreement shall have been terminated in accordance with its terms; or

                 (i) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; which, in the sole judgment of Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

         The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B


                      CONDITIONS TO THE NOTE TENDER OFFER


         Notwithstanding any other provision of the Note Tender Offer, Parent shall not be required to accept for payment or pay for any Notes or related Consents tendered pursuant to the Note Tender Offer and may terminate or amend the Note Tender Offer and may postpone the acceptance for payment of and payment for Notes and related Consents tendered, if (i) the Requisite Consent Condition shall not have been satisfied, (ii) the Offer shall have been terminated in accordance with the terms of Annex A hereto or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Notes and related Consents, any of the following conditions shall exist:

                 (a) there shall have been instituted or be pending any action or proceeding brought by any governmental, administrative or regulatory authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Note Tender Offer, the acceptance for payment of, or payment for, any Notes or related Consents by Parent or any other affiliate of Parent pursuant to the Note Tender Offer or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company or Parent of all or any material portion of its business or to compel the Company or Parent to dispose of or hold separate all or any material portion of its business as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent or any affiliate of Parent to exercise effectively full rights of ownership of any Notes or related Consents, or (iv) seeking to require divestiture by Parent or any affiliate of Parent of any Notes; provided that Parent shall have used all reasonable efforts to cause any such action or proceeding described in this paragraph (a) to be dismissed or withdrawn;

                 (b) there shall have been issued any injunction, order or decree by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, resulting from any action or proceeding brought by any person other than any governmental, administrative or regulatory authority or agency, domestic or foreign, that (i) restrains or prohibits the making of the Note Tender Offer or the consummation of any other Transaction; (ii) prohibits or limits ownership or operation by the Company or Parent of all or any material portion of its business or assets or compels the Company or Parent to dispose of or hold separate all or any material portion of its business or assets, in each case as a result of the Transactions;
         (iii) imposes limitations
         on the ability of Parent or Purchaser to exercise effectively full rights of ownership of any Notes; or (iv) requires divestiture by Parent of any Notes; provided that Parent shall have used all reasonable efforts to cause any such injunction, order or decree described in this paragraph (b) to be vacated or lifted;

                 (c) there shall have been any action taken, or any statute, rule, regulation, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, in the case of both (i) and (ii) other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, in each case that results in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above; provided that Parent shall have used all reasonable efforts to cause any such action, order or injunction described in this paragraph (c) to be vacated or lifted;

                 (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities of (x) the Company on the New York Stock Exchange or (y) Parent on any of The Toronto Stock Exchange, The Montreal Exchange or the New York Stock Exchange, (ii) any decline, measured from the date hereof, in the Standard & Poor's 500 Index by an amount in excess of 30%, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

                 (e) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Agreement or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or
         (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

                 (f)      (i)     any representation or warranty of the Company
         in the Agreement shall not be true and correct; or

                          (ii) there shall have occurred, since the date of the Agreement, a change in the business, operations, financial condition, assets or liabilities of the Company or any Subsidiary with the effect that such failure of any such representation or warranty to be true and correct or such change, when taken together with all other such failures of such representations and warranties to be true and correct (both favorable and adverse) and all other such changes (both favorable and adverse), in the aggregate would have, a Material Adverse Effect; provided, however that, for the purpose of the foregoing condition, in determining whether any such representation or warranty is true or correct, any qualification as to materiality or Material Adverse Effect contained in any such representation and warranty shall be deemed not to apply;

                 (g) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Agreement;

                 (h) the Agreement shall have been terminated in accordance with its terms; or

                 (i) Purchaser and the Company shall have agreed that Purchaser shall terminate the Note Tender Offer or postpone the acceptance for payment of or payment for Notes and related Consents thereunder; which, in the sole judgment of Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

         The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX C


For a period of one year from the Effective Time, Parent shall, or shall cause the Company or the Surviving Corporation to, maintain the Plans (other than the Stock Option Plans) which the Company maintains for the benefit of, or which are open to, a majority of the employees of the Company on the terms in effect on the date hereof, or such other plans, arrangements or programs as will provide employees with benefits that in the aggregate are substantially equivalent to, and no less favorable than, those provided under the Plans (other than the Stock Option Plans) as in effect on the date hereof. In addition, Parent shall, or shall cause the Surviving Corporation to, assume and agree to perform those Change of Control Agreements listed in Schedule 6.06 of the Disclosure Schedule in the same manner and to the same extent that the Company is required to perform such agreements.





                                      C-1